Exhibit 99.1

Guardian 8 Holdings Appoints Kathleen Hanrahan as Interim CFO

SCOTTSDALE, AZ -- (Marketwire) -- 04/24/12 -- Guardian 8 Holdings (OTCQB: GRDH) (PINKSHEETS: GRDH), developer of the innovative "G8 Pro V2" defense device, announced today that it has appointed former president of TASER® International, Kathleen "Kathy" Hanrahan, as Interim CFO for Guardian 8 Holdings. She will fill this role on an interim basis while the Company is raising capital for its fall product launch and building out its Scottsdale infrastructure. In addition to Hanrahan's duties as a member of GRDH's Board of Directors and Interim CFO, she is also a member of GRDH's Governance, Nominating and Compensation Committee, one of two new board committees overseeing the governance of the company.

"Kathy's background and experience is already providing a material contribution to our Board of Directors. As interim CFO, she will provide additional depth to the management team. Kathy has the proven ability to execute the strategy our team has put into place," said Steve Cochennet, CEO of GRDH. "We are extremely excited about Kathy's expanded role with our company as the G8 Pro V2 begins to garner significant market potential and our evaluation of a NASDAQ listing commences."

Ms. Hanrahan is credited with executing TASER®'s public offering in 2001 as Chief Financial Officer for the company. She also served as Chief Operations Officer from 2004 through 2006, before being promoted to fill the office of President and Chief Operating Officer.

"I am excited to serve with G8's management team as they launch their new line of products. Having served in the self defense industry for nearly 15 years, I believe their innovative technology will fill the gap for private security officers as well as offer women another option for protecting their lives and the lives of those they love," stated Hanrahan.

The G8 Pro V2 is a functional improvement over the G8 Personal Defense Device, which previously won an ASIS Award for one of security's most compelling innovations in 2011. The G8 Pro V2 is expected to commence distribution by Q4 of 2012.

About Guardian 8 Holdings

Guardian 8 Holdings, through its wholly owned operating subsidiary, Guardian 8 Corporation, is the developer and manufacturer of the G8 Pro V2, a unique and innovative product which combines eight non-lethal technologies designed to prevent and protect an individual from aggressors and assailants, while notifying law enforcement or others of the situation. The small, easy to use hand-held unit integrates an alerting siren, LED strobe light, laser spotter, camera, microphone, emergency notification, and pepper spray. The company plans to market their personal defense solution to professional security organizations, as well as individuals and families. To learn more about the company and its device, visit www.Guardian8.com

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements."

Such statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to: any implied or perceived benefits resulting from the appointment of Ms. Hanrahan as CFO; the ability of Guardian 8 to meet NASDAQ listing requirements; Ms. Hanrahan's prior experience and expertise; Guardian 8's and its subsidiaries business prospects; the ability of Guardian 8 to execute its business plan; actual timing of distribution of the Pro V2 device; benefits of the G8 device; any other effects resulting from the information disclosed above; risks and effects of legal and administrative proceedings and government regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Important factors that could cause actual results to differ materially from the forward-looking statements Guardian 8 makes in this press release include market conditions and those set forth in reports or documents it files from time to time with the SEC. Guardian 8 undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Relations:
Justin Beck
DMCC
760-448-4080